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                                                                      Exhibit 22

                           OMEGA HEALTH SYSTEMS, INC.
                                    Form 10-K
                                December 31, 1998

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NAME OF SUBSIDIARY                          NAME OF BUSINESS                   STATE OF INCORPORATION
------------------                          ----------------                   ----------------------
Ocumanagement, Inc.                                                                     Texas
Omega Health Services of                    Omega Eye Care Center                       Alabama
         Birmingham, Inc.
Omega Health Services of                    Omega Eye Center                            Tennessee
         Jackson, Tennessee, Inc.
Omega Health Systems of                     Southern Eye Associates                     Tennessee
         Memphis, Inc.
Omega Health Systems of                                                                 Tennessee
         Middle Tennessee, Inc.
Ophthalmic Ambulatory Surgical              VisionAmerica                               Tennessee
         Center, Inc.
Omega Information Systems, Inc.                                                         Tennessee
Omega Health Systems of                     Omaha Eye Institute                         Nebraska
         Nebraska, Inc.
Omega Health Systems of Utah, Inc.                                                      Utah
Omega Health Systems of                     Capital Eye Consultants                     Virginia
         Virginia, Inc.
Omega Health Services of                                                                West Virginia
         West Virginia, Inc.
Omega Medical Services, Inc.                                                            Tennessee
Ophthalmic Practice Enhancement, Inc.                                                   Tennessee
Co-Care Eye Centers, Inc.                                                               Pennsylvania
Omega Health Systems of Tampa Bay, Inc.     Omega Eye Associates                        Florida
Springfield OcuCenter, Inc.                 Missouri Eye Institute                      Missouri
St. Louis OcuCenter, Inc.                   Missouri Eye Institute                      Missouri
The Eye Health Network, Inc.                                                            Colorado
Omega Health Systems of Florida, Inc.       Capital Eye Center                          Florida
Omega Health Systems of
         North Texas, Inc.                  EyeCare and SurgeryCenter                   Texas
Omega Surgical Associates of
         North Texas, Inc.                  EyeCare and SurgeryCenter                   Texas
Omega Health Systems of Indiana, Inc.       Faust Eye Clinic                            Indiana
Omega Health Systems of the
         Great Lakes, Inc.                  Eye Surgeons and Consultants                Illinois
Omega Health Systems of
         San Antonio, Inc.                  Cataract and Laser Institute                Texas
Omega Health Systems of Ohio, Inc.          Central Ohio Eye Institute                  Ohio
Omega Health Systems of Illinois, Inc.      Dillman Eye Care Associates                 Illinois
Primary Eyecare Network, Inc.                                                           California
PEN Resources, Inc.                                                                     California
Doctors Optical Lab, Inc.                   Providers Optical, Inc.                     California
Capital Eye Surgery Center, Inc.            Capital Eye Surgery Center                  Florida
Omega Health Systems of
         New Orleans, Inc.                  Straus Eye Center                           Louisiana
Omega Health Systems of
         New Mexico, Inc.                                                               New Mexico
Omega Health Systems of Kissimmee, Inc.     Levin Eye Center                            Florida
Ruidoso Optical, Inc.                       Lincoln County Eye Clinic                   New Mexico
Optometry Group of Albuquerque, LTD                                                     New Mexico
Central Ohio Eye Institute, Inc.                                                        Ohio
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